UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  October 17, 2012 (October 12, 2012)

LIN TV Corp.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-31311	05-0501252
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

LIN Television Corporation

(Exact Name of Registrant as Specified in Charter)

Delaware	000-25206	13-3581627
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One West Exchange Street, Suite 5A, Providence, Rhode Island 02903

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (401) 454-2880

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 — Entry into a Material Definitive Agreement.

On October 12, 2012 (the “Closing Date”), LIN Television Corporation, a Delaware corporation (“LIN Television”) and wholly owned subsidiary of LIN TV Corp., a Delaware corporation (“LIN TV”), completed the issuance and sale of $290,000,000 in aggregate principal amount of its 6 3/8% Senior Notes due 2021 (the “Notes”) to J.P. Morgan Securities LLC, Deutsche Bank Securities Inc., and SunTrust Robinson Humphrey, Inc., as the initial purchasers of the Notes (the “Initial Purchasers”).  The Notes were issued in a transaction exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), and resold by the Initial Purchasers in reliance on Rule 144A and Regulation S under the Securities Act.

On the Closing Date, LIN Television entered into (i) an indenture (the “Indenture”), by and among LIN Television, LIN TV and certain of LIN Television’s subsidiaries named therein as guarantors (collectively, the “Guarantors”), and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”), and (ii) a registration rights agreement (the “Registration Rights Agreement”), by and among LIN Television, the Guarantors and J.P. Morgan Securities LLC, as representative of the Initial Purchasers (the “Representative”), each relating to the Notes.

The principal terms of the Notes are governed by the Indenture.  Pursuant to the Indenture, the Notes will mature on January 15, 2021, and interest is payable on the Notes on each January 15 and July 15, commencing January 15, 2013.

LIN Television may redeem the Notes, in whole or in part, at any time after January 15, 2017 at redemption prices equal to 103.188%, 101.594% and 100.000% of the outstanding principal amount of the Notes on the applicable redemption date, for the twelve-month periods beginning on January 15, 2017, 2018 and 2019, respectively, plus accrued and unpaid interest, if any, to the applicable redemption date.  At any time prior to January 15, 2017, LIN Television may redeem the Notes, in whole or in part, at a redemption price equal to 100% of the principal amount thereof, plus the “Applicable Premium” (as defined in the Indenture) and accrued and unpaid interest, if any, to the applicable redemption date.

In addition, prior to January 15, 2016, LIN Television may redeem up to 35% of the aggregate principal amount of the Notes with the net cash proceeds of certain equity offerings at a price equal to 106.375% of the aggregate principal amount of the Notes plus accrued and unpaid interest, if any, to the applicable redemption date.

The Indenture restricts the ability of LIN Television and its restricted subsidiaries to: (i) borrow money and issue capital stock; (ii) pay distributions or dividends on equity or purchase, redeem or otherwise acquire equity interests; (iii) make investments; (iv) encumber their respective assets; (v) enter into certain asset swaps; (vi) sell certain assets or merge with or into other companies; and (vii) enter into transactions with affiliates. These covenants are subject to a number of exceptions and qualifications.

The Indenture provides that each of the following is an Event of Default: (a) the failure to pay interest on the Notes within 30 days of the due date; (b) the failure to pay principal of or premium on the Notes when due and payable, at maturity, upon redemption or otherwise; (c)  the failure to comply for 30 days following notice with any of the other agreements in the Indenture; (d) the failure to pay at stated maturity the principal amount of any indebtedness of LIN Television or any of its restricted subsidiaries, or the acceleration of the final stated maturity of any such indebtedness, if the aggregate principal amount of such indebtedness, together with the aggregate principal amount of any other such indebtedness in default for failure to pay principal at the final stated maturity or which has been accelerated, aggregates $25,000,000 or more, in each case, after a 10-day grace period during which such default is not cured or acceleration rescinded; (e) one or more judgments in an aggregate amount in excess of $25,000,000 (which are not covered by insurance) is rendered against LIN Television or any of its significant restricted subsidiaries and such judgment or judgments remain undischarged 60 days after becoming final and nonappealable; (f) the failure of LIN Television or any of its significant restricted subsidiaries to pay its debts as they become due or certain bankruptcy proceedings against LIN Television or its significant restricted subsidiaries; or (g) any guarantee of the Notes ceases to be in full force and effect or any Guarantor disaffirms its obligations under its guarantee of the Notes.

Pursuant to the Registration Rights Agreement, LIN Television and the Guarantors have agreed to use their reasonable best efforts to (i) file with the SEC a registration statement (the “Exchange Offer Registration Statement”) relating to the registration of new LIN Television notes, in the same aggregate principal amount as and with terms identical in all respects to the Notes (other than the transfer restrictions applicable to the Notes), (ii) cause the Exchange Offer Registration Statement to be declared effective under the Securities Act and (iii) consummate a registered exchange offer with the holders of the Notes on or prior to the 210th calendar day following the Closing Date.  LIN Television will use its reasonable best efforts to keep such exchange offer open for not less than 20 business days (or longer if required by applicable law) after the date on which notice of the exchange offer is mailed to holders of the Notes.

Under certain circumstances, in lieu of a registered exchange offer, LIN Television and the Guarantors have agreed to use their reasonable best efforts to file a shelf registration statement relating to the resale of the Notes and to use their reasonable best efforts to keep such shelf registration statement effective until two years after its effective date (or such shorter period that will terminate when all the Notes covered thereby have been sold pursuant thereto or in certain other circumstances).  In addition, LIN Television will be required to pay additional interest on the Notes if it and the Guarantors fail to comply with their obligations to register the Notes within the specified time periods or, after any registration statement relating to the Notes becomes effective, if such registration statement ceases to be effective or the prospectus contained therein ceases to be usable for certain time periods described in the Registration Rights Agreement.

The descriptions of the Indenture and Registration Rights Agreement above are qualified in their entirety by the Indenture and Registration Rights Agreement, which are filed as Exhibit 4.1 and Exhibit 4.2, respectively, to this Current Report on Form 8-K.

Item 2.01 — Completion of Acquisition or Disposition of Assets.

On May 4, 2012, LIN Television entered into an Asset Purchase Agreement (the “Purchase Agreement”) with NVT Networks, LLC, NVT License Company, LLC and their respective subsidiaries (collectively, “New Vision Television”) to acquire the assets of television stations in eight markets for $334.9 million in cash, subject to post-closing adjustments, and the assumption of $12.2 million of debt.  LIN Television also agreed to provide certain services to television stations pursuant to sharing arrangements with a third-party licensee upon the closing of the transaction in three of the markets that were being served by New Vision Television.  On October 12, 2012, LIN Television closed the acquisition of the New Vision Television assets. Pursuant to the terms of the Purchase Agreement, on May 4, 2012 LIN Television made a $33.5 million deposit into an escrow account using cash on hand.  The deposit was applied to the purchase price at the closing and the balance of the purchase price was financed with the net proceeds of LIN Television’s 6 3/8% Senior Notes due 2021 issued on October 12, 2012, together with cash on hand. A copy of the unaudited pro forma condensed combined financial information is filed as Exhibit 99.1 to this Current Report on Form 8-K.

The foregoing description of the transactions contemplated by the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Purchase Agreement which is filed as Exhibit 10.1 to the Current Report on Form 8-K filed on May 7, 2012 and is incorporated by reference herein and the Indenture, dated October 12, 2012, which is filed as Exhibit 4.1 to this Current Report on Form 8-K.

Item 2.03 — Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information included in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03 of this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

See Exhibit Index attached hereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIN TV Corp.

	By:	/s/ Nicholas N. Mohamed
	Name:	Nicholas N. Mohamed
Date: October 17, 2012	Title:	Vice President Controller

LIN Television Corporation

	By:	/s/ Nicholas N. Mohamed
	Name:	Nicholas N. Mohamed
Date: October 17, 2012	Title:	Vice President Controller

Exhibit Index

Exhibit No.	Description
4.1	Indenture, dated October 12, 2012, by and among LIN Television, the Guarantors and the Trustee

4.2	Registration Rights Agreement, dated October 12, 2012, by and among LIN Television, the Guarantors and the Representative

23.1	Consent of PricewaterhouseCoopers LLP

99.1	New Vision Television, LLC and subsidiaries consolidated financial statements December 31, 2011 and 2010 and unaudited consolidated financial statements June 30, 2012 and 2011

99.2	Unaudited pro forma condensed combined financial statements